UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-06544 (Commission File Number)	74-1648137 (I.R.S. Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 14, 2026, with respect to the offering and sale of 12,345,679 shares of its common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $81.00 per share (the “Offering”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, TD Securities (USA) LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). In connection with the Offering, Sysco granted the Underwriters a 30-day option to purchase up to an additional 1,851,851 shares of Common Stock, solely to cover overallotments, if any, on the same terms. The Offering closed on September 16, 2026.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $967.4 million. Sysco expects to use the net proceeds from the Offering to pay a portion of the cash consideration for its pending acquisition of JRD Unico, Inc., a Delaware corporation and Warehouse Realty, LLC, a Delaware limited liability company and all other fees, costs and expenses related thereto.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

The representations and warranties set forth in the Underwriting Agreement were made solely for the benefit of the parties to the Underwriting Agreement and (i) should not be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Underwriting Agreement in accordance with its terms, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the dates specified in the Underwriting Agreement.

The Common Stock is being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-298926) (the “Registration Statement”) and is described in a Prospectus Supplement dated September 14, 2026.

In connection with the Offering, a legal opinion as to the legality of the Common Stock sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 14, 2026, by and among Sysco Corporation and Goldman Sachs & Co. LLC, TD Securities (USA) LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 16, 2026

Sysco Corporation

By:	/s/ Andrew Wurdack
	Name:	Andrew Wurdack
	Title:	Vice President, Securities and Corporate Governance & Assistant Secretary

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